UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

Advaxis, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Advaxis, Inc.

9 Deer Park Drive, Suite K-1

Monmouth Junction, NJ 08852

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                , 2023

               , 2022

Dear Stockholders of Advaxis, Inc.:

The board of directors (the “Board”) of Advaxis, Inc., a Delaware corporation (the “Company”) has called for a Special Meeting of stockholders (the “Special Meeting”). The Special Meeting will be held entirely online. You will be able to attend and participate in the Special Meeting online by visiting www.virtualshareholdermeeting.com/ADXS2023SM where you will be able to listen to the Special Meeting live, submit questions and vote.

The Special Meeting has been called by the Board to submit to stockholders the following matters:

1.	To approve an amendment to the Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the common stock at a ratio to be determined by the Board of Directors within a range of one-for-two to one-for-ten (or any number in between), without reducing the authorized number of shares of the common stock, to be effected in the sole discretion of the Board of Directors at any time within one year of the date of the Special Meeting without further approval or authorization of our stockholders;

2.	To approve an amendment to the Charter to change the corporate name from “Advaxis, Inc.” to “Ayala Pharmaceuticals, Inc.”;

3.	To approve an amendment to the Company’s 2015 Incentive Plan (the “2015 Incentive Plan”) to increase the total number of shares authorized for issuance thereunder from 79,165 shares to 1,579,165 shares and to increase certain other maximum number of awards that may be granted annually; and

4.	To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, and 3.

Pursuant to the Company’s Second Amended and Restated By-Laws (the “By-Laws”), the Board has fixed the close of business on                , 2022 as the record date for determination of the stockholders entitled to vote at the Special Meeting and any adjournments or postponements thereof. Please complete, sign and submit your proxy, which is solicited by the Board, as soon as possible so that your shares can be voted at the Special Meeting in accordance with your instructions. You can ensure that your shares are voted at the Special Meeting by submitting a proxy to vote via the Internet, by phone, or by completing, signing and returning the enclosed proxy. If you do attend the Special Meeting via the live webcast, you may then withdraw your proxy and vote your shares at the Special Meeting via the live webcast. In any event, you may revoke your proxy prior to its exercise. Shares represented by proxies that are returned properly signed but unmarked will be voted in favor of proposal made by us.

This Notice of Special Meeting of Stockholders, Proxy Statement and the proxy card are available online at: www.virtualshareholdermeeting.com/ADXS2023SM.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Kenneth A. Berlin
Kenneth A. Berlin
President and Chief Executive Officer

SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
Table of Contents

Advaxis, Inc.

9 Deer Park Drive, Suite K-1

Monmouth Junction, NJ 08852

SPECIAL MEETING PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON             , 2023

The Notice of Special Meeting, Proxy Statement and Proxy are available at: www.virtualshareholdermeeting.com/ADXS2023SM

We are making these proxy materials available to you in connection with the solicitation of proxies by the board of directors (the “Board”) of Advaxis, Inc. (the “Company”) for a special meeting of stockholders (the “Special Meeting”) and for any adjournment or postponement of the Special Meeting. The mailing of the notice of internet availability of these proxy materials will commence on                , 2022.

The Special Meeting will be held entirely online. You will be able to attend and participate in the Special Meeting online by visiting www.virtualshareholdermeeting.com/ADXS2023SM on                , 2023, beginning at 10:00 am, local time. In this Special Meeting Proxy Statement (the “Proxy Statement”), “we,” “us,” “our,” “Advaxis” and the “Company” refer to Advaxis, Inc.

This Proxy Statement is being made available to you because you own shares of our common stock, par value $0.001 per share (the “Common Stock”) or our Series E redeemable preferred stock , par value $0.001 per share (the “Preferred Stock”), as of close of business on                , 2022, the record date for the Special Meeting (the “Record Date”), which entitles you to vote at the Special Meeting. By use of a proxy, you can vote whether or not you attend the Special Meeting via the live webcast. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters.

1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q: What is the purpose of the Special Meeting?

A: The purposes of the Special Meeting are to hold a stockholder vote on the following matters:

1.	To approve an amendment to the Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the common stock at a ratio to be determined by the Board of Directors within a range of one-for-two to one-for-ten (or any number in between), without reducing the authorized number of shares of the common stock, to be effected in the sole discretion of the Board of Directors at any time within one year of the date of the Special Meeting without further approval or authorization of our stockholders;

2.	To approve an amendment to the Charter to change the corporate name from “Advaxis, Inc.” to “Ayala Pharmaceuticals, Inc.”;

3.	To approve an amendment to the Company’s 2015 Incentive Plan (the “2015 Incentive Plan”) to increase the total number of shares authorized for issuance thereunder from 79,165 shares to 1,579,165 shares and to increase certain other maximum number of awards that may be granted annually; and

4.	To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, and 3.

Other than these proposals, no other proposal will be presented for a vote at the Special Meeting. We refer herein to Proposal No. 1 as the “Reverse Stock Split Proposal,” Proposal No. 2 as the “Name Change Proposal,” Proposal No. 3 as the “Incentive Plan Amendment Proposal” and to Proposal No. 4 as the “Adjournment Proposal.”

Q: Who is entitled to vote at the Special Meeting?

A: Only holders of the Common Stock or the Preferred Stock, as of the close of business on               , 2022, the record date for the Special Meeting (the “Record Date”), will be entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. Holders of record of shares of Common Stock are entitled to vote on all matters brought before the Special Meeting, while the holder of the Preferred Stock is entitled to vote only on the Reverse Stock Split Proposal and the Name Change Proposal.

On             , 2022, the Company closed a preferred stock offering in which the Company issued ten (10) shares of the Preferred Stock, with a stated value of $1,000. Total net proceeds from the offering were approximately $10,000.

As of the Record Date, there were [1,815,951] shares of Common Stock and ten (10) shares of Preferred Stock outstanding and entitled to vote. Holders of Common Stock and Preferred Stock will vote on the Reverse Stock Split Proposal and the Name Change Proposal as a single class.

You do not need to attend the Special Meeting via the live webcast to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card or submitting a proxy to vote through the Internet or by phone.

Q: How will my shares be voted at the Special Meeting?

A: Holders of Common Stock and Preferred Stock will vote on the Reverse Stock Split Proposal and the Name Change Proposal as a single class. Each share of the Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to the stockholders at the Special Meeting. As of the Record Date, there were [1,815,951] shares of the Common Stock issued and outstanding.

The shares of Preferred Stock outstanding on the Record Date entitle the holder thereof to 200,000,000 votes per share on the Reverse Stock Split Proposal and the Name Change Proposal, but not to any votes as to any other matter. As of the Record Date, there were ten (10) shares of our Preferred Stock issued and outstanding and having a total of 2,000,000,000 votes on the Reverse Stock Split Proposal and the Name Change Proposal.

With respect to the Reverse Stock Split Proposal and the Name Change Proposal, there are thus an aggregate of [2,001,815,951] votes that may be cast by the holders of Common Stock and Preferred Stock.

The holder of the Preferred Stock has agreed, through the date the reverse stock split contemplated by the Reverse Stock Split Proposal is consummated, that such holder will not transfer, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of any shares of Preferred Stock

2

The holder has also agreed to vote all shares of Preferred Stock owned by such holder, on any resolution presented to the stockholders of the Company for purposes of approving the Reverse Stock Split Proposal and the Name Change Proposal. The terms of the Preferred Stock provide that the shares of Preferred Stock, when cast, shall automatically be voted in a manner that “mirrors” the proportions on which the shares of Common Stock (excluding any shares of Common Stock that are not voted) are voted on the Reverse Stock Split Proposal and the Name Change Proposal. For example, if 30% of the aggregate votes cast by Common Stock voting in connection with the Reverse Stock Split Proposal are voted against such resolutions and 70% of the aggregate votes cast by Common Stock voting in connection with the Reverse Stock Split Proposal are voted in favor thereof, then 30% of the votes cast by the shares of Preferred Stock voting in connection with the Reverse Stock Split Proposal shall vote against the approval of the Reverse Stock Split Proposal and 70% of such votes shall be cast in favor of such Reverse Stock Split Proposal. The holder of the Preferred Stock has also agreed, promptly upon request by the Company, to grant the Company (or its designee) an irrevocable proxy to vote the shares of Preferred Stock in accordance with the description of voting in this paragraph.

Q: How do I vote?

A: If you were a holder of the Common Stock or Preferred Stock as of the Record Date, you may vote at the Special Meeting via the live webcast, submit a proxy through the Internet or by phone, or vote by proxy using the enclosed proxy card. To submit a proxy through the Internet, go to www.virtualshareholdermeeting.com/ADXS2023SM and complete an electronic proxy card. To submit a proxy by phone, call 1-800-690-6903. You will be asked for a control number, which has been provided with the notice of internet availability.

Whether you plan to attend the Special Meeting via the live webcast or not, we urge you to vote by proxy to ensure your vote is counted. Voting by proxy will not affect your right to attend the Special Meeting via the live webcast and vote. If you submit a proxy via the Internet, by phone, or properly complete your proxy card and submit it to us in time, the “proxy” (one of the individuals named on the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxy will vote your shares as recommended by the Board and, as to any other matters properly brought before the Special Meeting, in the sole discretion of the proxy.

Q: What shares may I vote?

A: If you vote by proxy, the individuals named on the proxy, or their substitutes, will vote your shares in the manner you indicate. If a beneficial owner who holds shares in street name does not provide specific voting instructions to their brokerage firm, bank, broker dealer or other nominee, under the rules of certain securities exchanges, the brokerage firm, bank, broker dealer or other nominee holding those shares may generally vote as the nominee determines in its discretion on behalf of the beneficial owner on routine matters but cannot vote on non-routine matters, the latter of which results in “broker non-votes.” The proposals involve matters we consider routine under the applicable rules. Accordingly, if you do not give instructions to your broker, the broker may vote your shares in its discretion on the proposals and therefore no broker non-votes are expected in connection with the proposals. If you date, sign, and return the proxy card without indicating your instructions, your shares will be voted as follows:

●	Proposal No. 1. “FOR” an amendment to the Charter to effect a reverse stock split of the Common Stock at a ratio to be determined by the Board of Directors within a range of one-for-two to one-for-ten (or any number in between), without reducing the authorized number of shares of the Common Stock, to be effected in the sole discretion of the Board of Directors at any time within one year of the date of the Special Meeting without further approval or authorization of our stockholders;

●	Proposal No. 2 “FOR” an amendment to the Charter to change the corporate name from “Advaxis, Inc.” to “Ayala Pharmaceuticals, Inc.”;

●	Proposal No. 3 “FOR” an amendment to the Company’s 2015 Incentive Plan to increase the total number of shares authorized for issuance thereunder from 79,165 shares to 1,579,165 shares and to increase certain other maximum number of awards that may be granted annually; and

●	Proposal No. 4 “FOR” an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2 and 3.

You may revoke or change your proxy at any time before it is exercised by delivering to us a signed proxy with a date later than your previously delivered proxy, by voting via the live webcast at the Special Meeting, or by sending a written revocation of your proxy addressed to our Corporate Secretary at our principal executive office. Your latest dated proxy card is the one that will be counted.

3

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most stockholders hold their shares through a bank, broker or other financial intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares held beneficially.

Stockholder of Record: If your shares are registered directly in your name with Advaxis’ transfer agent, Continental Stock Transfer and Trust Company, or the Transfer Agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to Advaxis or to vote your shares at the Special Meeting via the live webcast.

Beneficial Owner: If you hold shares in a stock brokerage account or through a bank or other financial intermediary, you are considered the beneficial owner of shares held in street name. Your bank, broker or other financial intermediary is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other financial intermediary on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares at the Special Meeting via the live webcast unless you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Special Meeting via the live webcast.

Q: What are the recommendations of the Board?

A. The Board recommends that you vote:

1.	“FOR” the proposed amendment to the Charter to effect a reverse stock split of the Common Stock at a ratio to be determined by the Board of Directors within a range of one-for-two to one-for-ten (or any number in between), without reducing the authorized number of shares of the Common Stock, to be effected in the sole discretion of the Board of Directors at any time within one year of the date of the Special Meeting without further approval or authorization of our stockholders.

2.	“FOR” an amendment to Charter to change the corporate name from “Advaxis, Inc.” to “Ayala Pharmaceuticals, Inc.”

3.	“FOR” an amendment to the Company’s 2015 Incentive Plan to increase the total number of shares authorized for issuance thereunder from 79,165 shares to 1,579,165 shares and to increase certain other maximum number of awards that may be granted annually.

4.	“FOR” an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2 and 3.

Q: What constitutes a quorum at the Special Meeting?

A: The presence, by accessing online or being represented by proxy, at the Special Meeting of the holders of a one-third of the outstanding shares of the Common Stock and Preferred Stock, or 605,322 shares, constitutes a quorum. The shares of Preferred Stock shall be counted for a total of 2,000,000,000 votes, solely for purposes of determining a quorum.

Q: What vote is required to approve each proposal?

A: The proposals to be voted upon at the Special Meeting have the following vote requirement:

Proposal No. 1: Proposed Amendment to the Charter to effect the reverse stock split of the Common Stock. The affirmative vote of the holders of a majority of the outstanding voting power of the Common Stock and Preferred Stock entitled to vote on the proposal, voting as a single class, assuming a quorum is present, is required to approve the Reverse Stock Split Proposal.

Proposal No. 2: Proposed Amendment to Charter to change our corporate name from “Advaxis, Inc.” to “Ayala Pharmaceuticals, Inc.” The affirmative vote of the holders of a majority of the outstanding voting power of the Common Stock and Preferred Stock entitled to vote on the proposal, voting as a single class, assuming a quorum is present, is required to approve the Name Change Proposal.

4

Proposal No. 3: Proposed Amendment to the Company’s 2015 Incentive Plan to increase the total number of shares authorized for issuance thereunder from 79,165 shares to 1,579,165 shares and to increase certain other maximum number of awards that may be granted annually. The affirmative vote of the holders of a majority in voting power of shares of Common Stock present at the Special Meeting via the live webcast or represented by proxy at the Special Meeting and entitled to vote on the proposal, assuming a quorum is present, is required for approval of the Incentive Plan Amendment Proposal;

Proposal No. 4: Proposed adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1, 2 and 3. The affirmative vote of the holders of a majority in voting power of shares of Common Stock present at the Special Meeting via the live webcast or represented by proxy at the Special Meeting and entitled to vote on the proposal, assuming a quorum is present, is required for approval of the Adjournment Proposal.

Q: What is the effect of abstentions and broker non-votes?

A: An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter or attends the Special Meeting via the live webcast and elects not to vote or fails to cast a ballot. Abstentions are treated as shares present at the Special Meeting via the live webcast or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders approved the proposals presented.

A: A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner properly executes and returns a proxy without voting on a particular proposal because such holder of record does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Proposal Nos. 1, 2 and 4 involve matters we consider routine under the applicable rules. Accordingly, if you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposal Nos. 1, 2 and 4. However, the Incentive Plan Amendment Proposal is non-routine and therefore broker non-votes are expected in connection with the Incentive Plan Amendment.

The votes of the Preferred Stock on the Reverse Stock Split Proposal and the Name Change Proposal will mirror only votes cast by the Common Stock, without regard to abstentions by holders of the Common Stock.

Q: May I change my vote?

A. Yes. You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Special Meeting. For shares held directly in your name, you may accomplish this by: (a) delivering a written notice of revocation to the Secretary of the Company or the Secretary’s designated agent bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares, or (c) attending the Special Meeting via the live webcast and voting (although attendance at the Special Meeting via the live webcast will not in and of itself constitute a revocation of a proxy). For shares held in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee.

Q: Who is paying for this proxy solicitation?

A. We are paying for this proxy solicitation. Our officers and other regular employees may solicit proxies by mail, in person or by telephone or telecopy. These officers and other regular employees will not receive additional compensation. The Company may retain a third-party proxy solicitor for the Special Meeting, whose costs we estimate would be approximately $50,000. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the shares.

Q: Am I entitled to dissenters’ rights?

A: No dissenters’ rights are available under the General Corporation Law of the State of Delaware (the “DGCL”), our Charter, or our By-Laws to any stockholder with respect to any of the matters proposed to be voted on at the Special Meeting.

Q: How can I find out the results of the voting at the Special Meeting?

A: Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the completion of the Special Meeting.

5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Advaxis has determined beneficial ownership in accordance with the rules of the SEC.  These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities.  In addition, these rules require that Advaxis includes shares of Common Stock issuable pursuant to the vesting of restricted stock units and the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of November 17, 2022.  These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Shares of Common Stock Beneficially Owned		Number of Shares of Preferred Stock	Percentage of Shares of Preferred Stock Beneficially Owned
Directors and Named Executive Officers(1)
Kenneth Berlin(2)	2,205	*	%	10	100%
Igor Gitelman(3)	417	*	%	–	–%
David Sidransky(4)	461	*	%	–	–%
Roni Appel(5)	508	*	%	–	–%
Richard Berman(6)	399	*	%	–	–%
Samir Khleif(7)	448	*	%	–	–%
James Patton(8)	598	*	%	–	–%
Andres Gutierrez(9)	1,089	*	%	–	–%
All current Directors and Executive Officers as a group (8 individuals)(10)	6,125	*	%	10	100%

* Constitutes less than 1% of our outstanding Common Stock.

(1)	Except as otherwise noted, the address for each person listed above is c/o Advaxis, Inc., 9 Deer Park Drive, Suite K-1, Monmouth Junction, NJ 08852.
(2)	Represents 271 issued shares of our Common Stock, and options to purchase 1,934 shares of our Common Stock exercisable within 60 days.
(3)	Represents options to purchase 417 shares of our Common Stock exercisable within 60 days.
(4)	Represents 93 issued shares of our Common Stock and options to purchase 368 shares of our Common Stock exercisable within 60 days.
(5)	Represents 133 issued shares of our Common Stock, options to purchase 351 shares of our Common Stock exercisable within 60 days and warrants to purchase 24 shares of our Common Stock exercisable within 60 days.
(6)	Represents 47 issued shares of our Common Stock and options to purchase 352 shares of our Common Stock exercisable within 60 days.
(7)	Represents 59 issued shares of our Common Stock and options to purchase 389 shares of our Common Stock exercisable within 60 days.
(8)	Represents 241 issued shares of our Common Stock and options to purchase 357 shares of our Common Stock exercisable within 60 days.
(9)	Represents 47 issued shares of our Common Stock and options to purchase 1,042 shares of our Common Stock exercisable within 60 days.
(10)	Represents 891 issued shares of our Common Stock and options to purchase 5,210 shares of our Common Stock exercisable within 60 days and warrants to purchase 24 shares of our Common Stock exercisable within 60 days.

Certain Relationships and Related Person Transactions

Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all transactions that we enter will meet this policy standard at the time they occur. On November 16, 2022 the Board approved the issuance of Preferred Stock to the Company’s President and Chief Executive Officer and director Mr. Berlin.

Communications with the Board

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, by writing to the following address:

Advaxis, Inc.
9 Deer Park Drive, Suite K-1
Monmouth Junction, NJ 08852
Attn: Board of Directors

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We generally will not forward to the directors a stockholder communication that we determine to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about us.

6

PROPOSALS TO BE ACTED UPON AT THE SPECIAL MEETING

PROPOSAL NO. 1 – APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ADVAXIS TO EFFECT THE REVERSE STOCK SPLIT

General

At the Special Meeting, our stockholders will be asked to approve a proposal to amend the Charter to effect a reverse stock split of the issued and outstanding shares of the Common Stock, at a reverse stock ratio to be determined by the Board in the range of one-for-two to one-for-ten (or any number in between) shares outstanding. Upon the effectiveness of such amendment to the Charter to effect the reverse stock split, or the reverse stock split effective time, the issued and outstanding shares of the Common Stock immediately prior to the reverse stock split effective time will be reclassified into a smaller number of shares such that an Advaxis stockholder will own one new share of the Common Stock for each two to ten (or any number in between) shares of issued Common Stock held by such stockholder immediately prior to the reverse stock split effective time, as specified.

By approving the Reverse Stock Split Proposal, Advaxis stockholders will: (a) approve an amendment to the Charter pursuant to which any whole number of issued and outstanding shares of Common Stock between and including two to ten could be combined and reclassified into one share of Common Stock; and (b) authorize the Board to file only one such amendment, as determined by the Board in its sole discretion, and to abandon each amendment not selected by the Board. Should Company receive the required stockholder approval for the Reverse Stock Split Proposal, and following such stockholder approval, the Board determines that effecting the reverse stock split is in the best interests of Company and its stockholders, the reverse stock split will become effective as specified in the amendment filed with the Secretary of State of the State of Delaware. The amendment filed thereby will contain the number of shares selected by the Board within the limits set forth in the Reverse Stock Split Proposal to be combined and reclassified into one share of the Common Stock. Accordingly, upon the effectiveness of the amendment to the Charter to effect the reverse stock split, or the split effective time, every two to ten shares (or any number in between) of the Common Stock outstanding immediately prior to the split effective time will be combined and reclassified into one share of the Common Stock.

The amendment to the Charter to effect the reverse stock split, as more fully described below, will affect the reverse stock split but will not change the number of authorized shares of the Common Stock or Preferred Stock, or the par value of the Common Stock or Preferred Stock.

A copy of the proposed form of certificate of amendment to the Charter to effect the reverse stock split is attached as Annex A to this Proxy Statement.

Notwithstanding approval of this Reverse Stock Split Proposal by Advaxis stockholders, the Board may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split, as permitted under Section 242(c) of the DGCL.

Outstanding Shares

The Charter currently authorizes us to issue a maximum of 170,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 of Preferred Stock, par value $0.001 per share. Our issued and outstanding securities as of                , 2022 is [1,815,951] shares of Common Stock and ten (10) shares of Preferred Stock.

Purpose

The Board approved the Reverse Stock Split Proposal for the following reasons:

●	the Board believes effecting the reverse stock split will result in an increase in the minimum bid price of the Common Stock and would enhance the Company’s ability to meet the minimum bid price condition that is one of a number of conditions that must be met in order for the Company to become eligible for the relisting of the Common Stock on The Nasdaq Capital Market in the future; and

●	the Board believes a higher stock price may help generate investor interest in Advaxis and help Advaxis attract and retain employees.

If the reverse stock split successfully increases the per share price of the Common Stock, the Board also believes this increase may increase trading volume in the Common Stock and facilitate future financings by Company.

7

Background

On June 6, 2022, the Board approved a one-for-80 reverse stock split, pursuant the authority granted by the Company’s stockholders on March 31, 2022. The reverse stock split became effective upon filing of the applicable amendment with the Secretary of State of the State of Delaware at 12:00 am Eastern Time on June 6, 2022.

Such reverse stock split reduced the number of shares of Common Stock issued and outstanding from approximately 145.6 million to approximately 1.8 million. To reflect the reverse stock split, proportional adjustments were made to the Company’s outstanding stock options, warrants to purchase shares of Common Stock and other equity awards. The par value per share of the Company’s Common Stock or the total number of shares of Common Stock that the Company is authorized to issue pursuant to the Charter were not affected.

During the period of 2020-2022, Advaxis undertook a confidential, strategic review process, which was intended to result in an actionable plan that leverages its assets, capital and capabilities to maximize stockholder value. Following an extensive process of evaluating strategic alternatives and identifying and reviewing potential candidates for a strategic acquisition or other transaction, on October 18, 2022, Advaxis entered into a merger agreement with Ayala Pharmaceuticals, Inc. (“Ayala”), under which a wholly owned subsidiary of Advaxis will merge with and into the publicly held Ayala. If the merger is completed, the business of Ayala will continue as the business of the combined organization. Advaxis intends to file an initial listing application with The Nasdaq Stock Market LLC (“Nasdaq”) prior to the closing of the Merger, and to undertake the actions necessary to allow the stock of the combined company to be listed on The Nasdaq Capital Market as of the closing of the Merger or promptly thereafter. See Nasdaq Requirements for Listing on Nasdaq below.

Nasdaq Requirements for Uplisting on Nasdaq

As previously disclosed on its Current Report on Form 8-K filed on December 22, 2021, the Company received a notification from Nasdaq indicating that, as a result of the Company’s previously disclosed noncompliance with Nasdaq Listing Rules 5550(b), Nasdaq had determined to delist the Common Stock from The Nasdaq Capital Market and, accordingly, suspended trading in the Common Stock on December 23, 2021.

The Common Stock was then quoted on OTCQX® Best Market under the symbol “ADXS”, where it is still currently listed.

In order to relist on Nasdaq, the listing standards of Nasdaq will require the Company to have, among other things, a $4.00 per share minimum bid price. Therefore, the reverse stock split is necessary to relist on Nasdaq. However, even if the reverse stock split occurs and we meet the minimum bid price, we cannot guarantee that we will meet other applicable listing standards for relisting on Nasdaq.

One of the effects of the reverse stock split will be to effectively increase the proportion of authorized shares which are unissued relative to those which are issued. This could result in the Company’s board of directors being able to authorize the issuance of more shares without further stockholder approval. The reverse stock split will not affect the number of authorized shares of Company’s capital stock that will continue to be authorized pursuant to the Charter.

8

Potential Increased Investor Interest

On                , 2022, the Common Stock closed at $             per share. An investment in the Common Stock may not appeal to brokerage firms that are reluctant to recommend lower-priced securities to their clients. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower-priced stocks. Also, the Board believes that most investment funds are reluctant to invest in lower-priced stocks.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in an increase in the per share price of the Common Stock.

The Company cannot predict whether the reverse stock split will increase the market price for the Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of the Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding before the reverse stock split;

●	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower-priced stocks;

●	the reverse stock split will result in a per share price that will increase the ability of the Company to attract and retain employees; and

●	the market price per share will achieve the $4.00 minimum bid price requirement for a sufficient period for the Common Stock to be approved for listing by Nasdaq.

The market price of the Common Stock will also be based on the performance of the Company and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

The reverse stock split will be realized simultaneously for all shares of the Common Stock and any securities or rights convertible into, or exchangeable or exercisable for, shares of the Common Stock, such as options to purchase shares of the Common Stock, outstanding immediately prior to the effective time of the reverse stock split. The reverse stock split will affect all holders of shares of the Common Stock outstanding immediately prior to the effective time of the reverse stock split uniformly, including holders of shares issued as consideration in the proposed merger with Ayala, and each such stockholder will hold the same percentage of the Common Stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The reverse stock split will not change the par value of the Common Stock or Preferred Stock and will not reduce the number of authorized shares of the Common Stock or Preferred Stock. The Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the Company’s continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Advaxis stockholders approve the Reverse Stock Split Proposal, and if the Board still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Company will file the amendment to the Charter with the Secretary of State of the State of Delaware following the determination by the Board of the appropriate split ratio. Beginning at the split effective time, each stock certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

9

As soon as practicable after the split effective time, stockholders will be notified that the reverse stock split has been effected. The Company expects that the Transfer Agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent stock certificates representing pre-split shares in exchange for stock certificates (or book-entry positions) representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates (or book-entry positions) will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Shares held in book-entry form will be automatically exchanged. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) unless and until requested to do so.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be reclassified, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock on the OTCQX on the date of the filing of the amendment to the Charter effecting the reverse stock split. For the foregoing purposes, all shares of Common Stock held by a holder will be aggregated (thus resulting in no more than one fractional share per holder). The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company, the Reverse Stock Split Proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of the Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders. The Board does not currently contemplate recommending the adoption of any actions that could be construed to affect the ability of third parties to take over or change control of the Company.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the reverse stock split that are applicable to U.S. Holders (as defined below) of the Common Stock. This discussion does not purport to be a complete analysis of all potential tax consequences and is based upon current provisions of the Internal Revenue Code 26 U.S.C. (the “Code), existing Treasury Regulations 26 C.F.R. (“Treasury Regulations”), judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all in effect as of the date hereof and all of which are subject to differing interpretations or change. Any such change or differing interpretation, which may be retroactive, could alter the tax consequences to holders of the Common Stock as described in this summary.

10

This discussion does not address all U.S. federal income tax consequences relevant to holders of the Common Stock. In addition, it does not address consequences relevant to holders of the Common Stock that are subject to particular U.S. or non-U.S. tax rules, including, without limitation, to holders of the Common Stock that are:

●	persons who do not hold the Common Stock as a “capital asset” within the meaning of Section 1221 of the Code;

●	brokers, dealers or traders in securities, banks, insurance companies, other financial institutions or mutual funds;

●	real estate investment trusts; regulated investment companies; tax-exempt organizations or governmental organizations;

●	pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes and limited liability companies (and investors therein);

●	subject to the alternative minimum tax provisions of the Code;

●	persons who hold their shares as part of a hedge, wash sale, synthetic security, conversion transaction or other integrated transaction;

●	persons that have a functional currency other than the U.S. dollar;

●	traders in securities who elect to apply a mark-to-market method of accounting;

●	persons who hold shares of the Common Stock that may constitute “qualified small business stock” under Section 1202 of the Code or as “Section 1244 stock” for purposes of Section 1244 of the Code;

●	persons who acquired their shares of Advaxis stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to Advaxis stock being taken into account in an “applicable financial statement” (as defined in the Code);

●	persons deemed to sell the Common Stock under the constructive sale provisions of the Code;

●	persons who acquired their shares of the Common Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan or through the exercise of a warrant or conversion rights under convertible instruments; and

●	certain expatriates or former citizens or long-term residents of the United States.

Holders of the Common Stock subject to particular U.S. or non-U.S. tax rules, including those that are described in this paragraph, are urged to consult their own tax advisors regarding the consequences to them of the reverse stock split.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds the Common Stock, the U.S. federal income tax treatment of a partner in the partnership or other pass-through entity will generally depend upon the status of the partner, the activities of the partnership or other pass-through entity and certain determinations made at the partner level.

In addition, the following discussion does not address the tax consequences of the reverse stock split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the reverse stock split, whether or not they are in connection with the reverse stock split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

11

This discussion is limited to holders of the Common Stock that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Common Stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;

●	a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if either (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) is authorized or has the authority to control all substantial decisions of such trust, or (ii) the trust was in existence on August 20, 1996, and has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Tax Consequences of the Reverse Stock Split

The proposed reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed reverse stock split, except with respect to cash received in lieu of a fractional share of the Common Stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of the Common Stock received pursuant to the proposed reverse stock split should equal the aggregate adjusted tax basis of the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of the Common Stock), and such U.S. Holder’s holding period in the shares of the Common Stock received should include the holding period in the shares of the Common Stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of the Common Stock surrendered to the shares of the Common Stock received in a recapitalization pursuant to the proposed reverse stock split. U.S. Holders of shares of the Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A U.S. Holder that receives cash in lieu of a fractional share of the Common Stock pursuant to the proposed reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of the Common Stock surrendered that is allocated to such fractional share of the Common Stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock surrendered exceeded one year at the effective time of the reverse stock split.

Information Reporting and Backup Withholding

Payments of cash made in lieu of a fractional share of the Common Stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of the Common Stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax. Any amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of the Common Stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Issuance of Preferred Stock with 200,000,000 Votes per Share

The holder of the Preferred Stock has agreed, through the date the reverse stock split contemplated by the Reverse Stock Split Proposal and the name change contemplated by the Name Change Proposal are consummated, that such holder will not transfer, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) any shares of Preferred Stock.

The holder has also agreed to vote all shares of Preferred Stock owned by such holder on any resolution presented to the stockholders of the Company for purposes of approving the Reverse Stock Split Proposal and the Name Change Proposal. The terms of the Preferred Stock provide that the shares of Preferred Stock, when cast, shall automatically be voted in a manner that “mirrors” the proportions on which the shares of Common Stock (excluding any shares of Common Stock that are not voted) are voted on the Reverse Stock Split Proposal and the Name Change Proposal. For example, if 30% of the aggregate votes cast by Common Stock voting in connection with the Reverse Stock Split Proposal are voted against such resolutions and 70% of the aggregate votes cast by Common Stock voting in connection with the Reverse Stock Split Proposal are voted in favor thereof, then 30% of the votes cast by the shares of Preferred Stock voting in connection with the Reverse Stock Split Proposal shall vote against the approval of the Reverse Stock Split Proposal and 70% of such votes shall be cast in favor of such Reverse Stock Split Proposal. The holder of the Preferred Stock has also agreed, promptly upon request by the Company, to grant the Company (or its designee) an irrevocable proxy to vote the shares of Preferred Stock in accordance with the description of voting in this paragraph.

Required Vote

The affirmative vote of the holders of a majority of the outstanding voting power of shares of the Common Stock and Preferred Stock entitled to vote on the proposal, voting as a single class, assuming a quorum is present, is required to approve the amendment to the Charter to effect a reverse stock split of the Common Stock.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL TO APPROVE THE AMENDMENT TO THE CHARTER TO EFFECT THE REVERSE STOCK SPLIT.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of the amendment to the Charter to effect the reverse stock split.

12

PROPOSAL NO. 2 – APPROVAL OF THE AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AS AMENDED OF ADVAXIS TO CHANGE THE CORPORATE NAME FROM ADVAXIS, INC. TO “AYALA PHARMACEUTICALS, INC.”

At the Special Meeting, Advaxis stockholders will be asked to approve an amendment to the Charter to change the corporate name of Advaxis to “Ayala Pharmaceuticals, Inc.” Such amendment would be included as part of the certificate of amendment attached as Annex A to this Proxy Statement.

Corporate Name Change

The Charter amendment also amends the Charter to change the corporate name of Advaxis to “Ayala Pharmaceuticals, Inc.” We will not implement the corporate name change until the proposed merger with Ayala is consummated.

Advaxis believes the current name of Advaxis, Inc. will not accurately reflect the operations of the combined company if the merger is consummated, and believes the proposed name change better conveys the clinical products and clinical programs of the combined company. The corporate name change, if approved by Advaxis’ stockholders, would have the effect of changing Advaxis’ legal name.

Procedure for Effecting the Charter Amendment

If the Advaxis stockholders approve the Name Change Proposal, and if the Board still believes that a corporate name change is in the best interests of Advaxis and its stockholders, Advaxis will file an amendment to the Charter with the Secretary of State of the State of Delaware at such time as the Board has determined to be the appropriate time. The Board may delay or decided against effecting the Name Change Proposal without resoliciting stockholder approval.

As soon as practicable after the Charter amendment effective time, stockholders will be notified that the Charter amendment has been effected.

Required Vote

The affirmative vote of the holders of a majority of the outstanding voting power of shares of the Common Stock and Preferred Stock entitled to vote on the proposal, voting as a single class, assuming a quorum is present, is required to approve the amendment to the Charter to change the corporate name of Advaxis to “Ayala Pharmaceuticals, Inc.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS NAME CHANGE PROPOSAL TO CHANGE THE CORPORATE NAME FROM ADVAXIS, INC. TO “AYALA PHARMACEUTICALS, INC.”

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of the amendment to the Charter to change the corporate name of Advaxis to “Ayala Pharmaceuticals, Inc.”

13

Proposal No. 3 - amendment to the Company’s 2015 Incentive Plan (the “2015 Incentive Plan”) to increase the total number of shares authorized for issuance thereunder from 79,165 shares to 1,579,165 shares and to increase certain other maximum number of awards that may be granted annually

We are asking stockholders to approve an amendment to the Advaxis, Inc. 2015 Incentive Plan (the “2015 Incentive Plan”). On November 16, 2022, the Board approved an amendment to the 2015 Incentive Plan to (i) increase the number of shares of Common Stock authorized for issuance under the 2015 Incentive Plan from 79,165 to 1,579,165, (ii) increase the maximum number of options granted in any calendar year to any one participant from 12,500 shares to 300,000 shares, (ii) increase the maximum number of stock appreciation rights, or SARs, granted in any calendar year to any one participant from 9,375 shares to 300,000 shares, (iii) increase the maximum aggregate number of shares associated with any award in any calendar year to any non-employee director from 12,500 shares to 60,000 shares, and (iv) with respect to any calendar year (a) increase the maximum number that may be paid to any one participant for performance awards payable in cash or property other than shares from $10,000,000 to $1,000,000 and (b) increase the maximum number of shares that may be paid to any one participant for performance awards payable in stock from 12,500 shares to 300,000 shares, in each case, subject to stockholder approval at the Special Meeting. If the reverse stock split contemplated by the Reverse Stock Split Proposal is implemented, all of the amounts set forth in the preceding sentence would be adjusted proportionately.

Except for the proposed increases described above, the 2015 Incentive Plan as previously approved by our stockholders and in subsequent amendments thereto, shall remain in full force and effect.

As of November 29, 2022, there were approximately 11,118 shares of the Common Stock subject to outstanding awards under the 2015 Incentive Plan. As of such date, there were approximately 66,191 shares of the Common Stock reserved and available for future awards under the 2015 Incentive Plan. An independent committee of the Board (the “Compensation Committee”) believes the number of shares currently available under the 2015 Incentive Plan will not be sufficient to make the grants it believes will be needed to provide adequate long-term equity incentives to our key employees. Approval of the amendment to the 2015 Incentive Plan will enable the Company to continue making equity compensation grants that serve as incentives to recruit and retain key employees and to continue aligning the interests of its employees with stockholders.

Equity-based compensation is an important element in our compensation program. Equity compensation aligns the interests of our management and key employees with the interests of our stockholders, links pay to performance, and provides a strong incentive to our executives and key employees to join our Company and to remain as we continue to move towards commercialization of our products. Importantly, equity compensation allows us to conserve our crucial cash resources while still being able to attract high quality employees and competitively compensate our experienced management team. If we are not able to grant equity awards, we risk losing our executives and key employees to our competition, which would be disruptive and detrimental to our goals and, ultimately, to our stockholders.

A summary of the 2015 Incentive Plan is set forth below. This summary is qualified in its entirety by the full text of the 2015 Incentive Plan, which is filed as Appendix A to the Company’s proxy statement for the 2015 annual meeting and the subsequent amendments thereto, filed as Exhibit B to the Company’s proxy statement for the 2016 annual meeting, Exhibit A to the Company’s proxy statement for the 2017 annual meeting and as Exhibit __ to the Company’s proxy statement for the 2020 annual meeting. A copy of the proposed amendment increasing the number of shares authorized under the 2015 Incentive Plan from 79,165 to 1,579,165 and increasing certain other share limits as described above is attached to this proxy statement as Annex B.

14

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the 2015 Incentive Plan as of July 31, 2022 (and without giving effect to approval of the Incentive Plan Amendment Proposal):

Total shares underlying outstanding stock options	11,118
Weighted average exercise price of outstanding stock options	$1,412.82
Weighted average remaining contractual life of outstanding stock options	6.81
Total shares underlying outstanding full value awards (1)	-
Total shares currently available for grant (2)	66,191

(1) Includes the maximum number of shares issuable upon conversion of performance awards assuming maximum achievement of all performance goals.

(2) The 2015 Incentive Plan includes an “evergreen” provision, under which the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted thereunder is increased by the lesser of: (i) 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, (ii) 2,500,000, or (iii) a lesser number determined by the Board on January 1 of each calendar year.

Summary of the 2015 Incentive Plan

Purpose and Eligibility. The purpose of the 2015 Incentive Plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors and consultants to those of the Company’s stockholders, and by providing participants with an incentive for outstanding performance. As of November 29, 2022, approximately 15 employees and 5 non-employee directors were eligible to participate in the 2015 Incentive Plan.

Administration. The 2015 Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority to: designate participants; grant awards; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2015 Incentive Plan; and make all other decisions and determinations that may be required under the 2015 Incentive Plan.

Awards to Non-Employee Directors. Notwithstanding the above, awards granted under the 2015 Incentive Plan to the Company’s non-employee directors are made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time.

Permissible Awards. The 2015 Incentive Plan authorizes the granting of awards in any of the following forms:

●	market-priced options to purchase shares of the Common Stock, which may be designated under the Code as non-statutory stock options or incentive stock options;

●	SARs, which give the holder the right to receive an amount (payable in cash or stock, as specified in the award agreement) equal to the excess of the fair market value per share of the Common Stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date), multiplied by the number of SARs that have been exercised by the holder;

●	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

●	stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property, as specified in the award agreement) at a designated time in the future and subject to any vesting requirement as may be set by the Compensation Committee;

●	performance awards, which represent any award of the types listed above which have a performance-vesting component based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Compensation Committee;

●	other stock-based awards that are denominated or payable in, valued by reference to, or otherwise based on, shares of Common Stock;

●	cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards. Subject to proportionate adjustment in the event of stock splits and similar events, the aggregate number of shares of Common Stock that may be issued under the 2015 Incentive Plan, as proposed to be amended, is 1,579,165 shares.

15

Additionally, the 2015 Incentive Plan includes an “evergreen” provision, under which the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted thereunder is increased by the lesser of: (i) 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, (ii) 2,500,000, or (iii) a lesser number determined by the Board on January 1 of each calendar year.

Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again be available for future grants of awards under the 2015 Incentive Plan. To the extent that the full number of shares subject to a full-value award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued shares originally subject to the award will be added back to the plan share reserve. Shares delivered by the participant or withheld from an award to satisfy tax withholding requirements, and shares delivered or withheld to pay the exercise price of an option, will not be used to replenish the plan share reserve. Upon exercise of a SAR, the full number of shares underlying the award (rather than any lesser number based on the net number of shares actually delivered upon exercise) will count against the plan share reserve. The Committee may grant awards under the 2015 Incentive Plan in substitution for awards held by employees of another entity who become employees of the Company as a result of a business combination, and such substitute awards will not count against the plan share reserve.

Limitations on Awards. The maximum aggregate number of shares of Common Stock subject to time-vesting options or time-vesting SARs that may be granted under the 2015 Incentive Plan in any calendar year to any one participant is, as proposed to be amended, is 300,000 each. With respect to performance vesting awards, for any calendar year, the maximum amount that may be paid to any one participant payable in cash or property or other than shares, as proposed to be amended, is $1,000,000, and the maximum number of shares that may be paid to any one participant payable in stock, as proposed to be amended, is 300,000 shares. The maximum aggregate number of shares subject to awards that may be granted under the 2015 Incentive Plan to any non-employee director in any calendar year, as proposed to be amended, is 60,000 shares.

Minimum Vesting Requirements. Except in the case of substitute awards granted in a business combination as described above, full-value awards, options and SARs shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. However, the Compensation Committee may at its discretion (i) accelerate vesting of such full-value awards, options and SARs in the event of the participant’s termination of service, or the occurrence of a change in control, or (ii) grant full-value awards, options and SARs without the minimum vesting requirements described above with respect to awards covering 5% or fewer of the total number of shares authorized under the 2015 Incentive Plan.

Qualified Performance-Based Awards. The Committee may designate any award granted under the 2015 Incentive Plan as a qualified performance-based award. If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate over a performance term to be designated by the Compensation Committee:

●	Revenue
●	Sales
●	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)
●	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)
●	Net income (before or after taxes, operating income or other income measures)
●	Cash (cash flow, cash generation or other cash measures)
●	Stock price or performance
●	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)
●	Economic value added
●	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales)
●	Market share

16

●	Improvements in capital structure
●	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)
●	Business expansion or consolidation (acquisitions and divestitures)
●	Internal rate of return or increase in net present value
●	Working capital targets relating to inventory and/or accounts receivable
●	Inventory management
●	Service or product delivery or quality
●	Customer satisfaction
●	Employee retention
●	Safety standards
●	Productivity measures
●	Cost reduction measures
●	Strategy plan development and implementation

The Compensation Committee may for any reason modify any award, notwithstanding the achievement of a specified goal. The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

Treatment of Awards upon a Change of Control. Unless otherwise provided in an award agreement or any special plan document governing an award:

(A) in the event of a change of control of the Company in which a successor entity fails to assume and maintain awards under the 2015 Incentive Plan:

(i) all of that participant’s outstanding options and SARs will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

(ii) the target payout opportunities attainable under outstanding performance-based awards will be deemed to have been fully earned as of the change in control based upon an assumed achievement of all relevant performance goals at the “target” level, and there will be a pro rata payout to the participant within 60 days following the change of control.

(B) in the event of a change of control of the Company in which a successor entity assumes or otherwise equitably converts awards under the 2015 Incentive Plan, if within two years after the effective date of the change of control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2015 Incentive Plan), then:

(i) all of that participant’s outstanding options and SARs will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

(ii) the target payout opportunities attainable under outstanding performance-based awards will be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level, and there will be a pro rata payout to the participant within 60 days following the termination of employment.

Anti-dilution Adjustments. In the event of a transaction between us and our stockholders that causes the per-share value of the Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and annual award limits under the 2015 Incentive Plan will be adjusted proportionately, and the Compensation Committee shall make such adjustments to the 2015 Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Implementation of the reverse stock split contemplated by the Reverse Stock Split Proposal would result in such a proportional adjustment.

17

Amendment and Termination of the 2015 Incentive Plan. No awards may be granted under the 2015 Incentive Plan after the tenth anniversary of the effective date of the plan. The Board or the Compensation Committee may amend, suspend or terminate the 2015 Incentive Plan at any time, except that no amendment may be made without the approval of the Company’s stockholders if stockholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Common Stock may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to participants, increases the number of shares available under the 2015 Incentive Plan or modifies the requirements for participation under the 2015 Incentive Plan, or if the Board or Compensation Committee its discretion determines that obtaining such stockholders approval is for any reason advisable. No amendment or termination of the 2015 Incentive Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. The Compensation Committee may amend or terminate outstanding awards at any time, except that no amendment or termination of outstanding award may, without the written consent of the participant, reduce or diminish the value of such outstanding awards.

Prohibition on Repricing. Without the prior consent of the Company’s stockholders, outstanding stock options and SARs cannot be repriced, directly or indirectly, nor may stock options or SARs be cancelled in exchanged for stock options or SARs with an exercise or base price that is less than the exercise price or base price of the original stock options or SARs. In addition, the Company may not, without the prior approval of stockholders, repurchase an option or SAR for value from a participant if the current market value of the underlying stock is lower than the exercise price per share of the option or SAR.

Limitations on Transfer; Beneficiaries. No right or interest of a participant in any award may be pledged or encumbered to or in favor of any person other than the Company, or be subject to any lien, obligation or liability of the participant to any person other than the Company or an affiliate. Except to the extent otherwise determined by the Committee with respect to awards other than incentive stock options, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution.

Clawback Policy. Awards under the 2015 Incentive Plan will be subject to any compensation recoupment policy (sometimes referred to as a “clawback policy”) of the Company as adopted from time to time.

Federal Income Tax Consequences

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2015 Incentive Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and ex-U.S. income tax consequences are not discussed, and may vary from jurisdiction to jurisdiction.

Nonqualified Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the 2015 Incentive Plan. When the optionee exercises a nonqualified stock option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, then the amount equal to the excess of the amount realized upon sale or disposition of the option shares over the exercise price will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

18

SARs. A participant receiving a SAR under the 2015 Incentive Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A. The 2015 Incentive Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, stock options and SARs granted under the 2015 Incentive Plan, are designed to be exempt from the application of Code Section 409A. Restricted stock units and performance awards granted under the 2015 Incentive Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2015 Incentive Plan.

Benefits to Named Executive Officers and Others

Future awards under the 2015 Incentive Plan are granted in the discretion of the Compensation Committee, and therefore are not determinable. We did not grant any stock option, restricted stock and restricted stock unit awards under the 2015 Incentive Plan to our Named Executive Officers and the other individuals and groups indicated during the fiscal year ended October 31, 2022.

Required Vote

Stockholder approval of this Incentive Plan Amendment Proposal requires “FOR” votes from a majority of the total number of shares of the Common Stock present at the Special Meeting, via the live webcast or by proxy, and entitled to vote. Abstentions and broker non-votes with respect to the Incentive Plan Amendment Proposal will be counted for purposes of establishing a quorum. If a quorum is present, broker non-votes will not affect the outcome of the vote on the Incentive Plan Amendment Proposal, while abstentions will have the same practical effect as a vote against the Incentive Plan Amendment Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS INCENTIVE PLAN AMENDMENT PROPOSAL RELATING TO THE APPROVAL OF AN AMENDMENT TO THE 2015 INCENTIVE PLAN.

19

PROPOSAL NO. 4 – APPROVAL OF POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING

If we fail to receive a sufficient number of votes to approve Proposal Nos. 1, 2, or 3 we may propose to adjourn the Special Meeting, for a period of not more than 60 days, for the purpose of soliciting additional proxies to approve Proposal Nos. 1, 2 and 3. Advaxis currently does not intend to propose an adjournment at the Special Meeting if there are sufficient votes to approve Proposal Nos. 1, 2 and 3.

Required Vote

The affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in attendance or represented by proxy at the Special Meeting and entitled to vote on the matter, assuming a quorum is present, is required to approve the adjournment of the Special Meeting for the purpose of soliciting additional proxies to approve Proposal Nos. 1, 2 and 3.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS ADJOURNMENT PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NOS. 1, 2 AND 3.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy to vote shares “FOR” the ratification to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2 and 3.

20

OTHER MATTERS

Management and the Board know of no matters to be brought before the Special Meeting other than as set forth herein.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

We and some brokers may be householding our proxy materials by delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request by mail to Igor Gitelman, VP of Finance and Interim Chief Financial Officer, Advaxis, Inc., 9 Deer Park Drive, Suite K-1, Monmouth Junction, NJ 08852, or by calling 609-250-7519. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

STOCKHOLDER PROPOSALS

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 Annual Meeting, our Corporate Secretary must have received the written proposal at our principal executive offices no later than January 19, 2023 provided, however, that in the event that we hold the 2023 Annual Meeting more than 30 days before or after the one-year anniversary date of the Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Advaxis Inc.

Attn: Corporate Secretary

9 Deer Park Drive, Suite K-1

Monmouth Junction, NJ 08852

Stockholder proposals to be presented at the 2023 Annual Meeting other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the proxy statement for the 2023 Annual Meeting, must be received in writing at our corporate offices not earlier than the close of business on the 120th calendar day and not later than the close of business on the 90th calendar day prior to the one-year anniversary of the date this year’s annual meeting and must comply with the other requirements set forth in our By-Laws.

To comply with the universal proxy rules, once effective, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 29, 2023.

21

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. In addition, the SEC maintains a website at http://www.sec.gov, from which interested persons can electronically access the Company’s SEC filings.

In addition, all documents the Company files under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Special Meeting are incorporated by reference into and deemed a part of this Proxy Statement from the date of filing of those documents.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) without charge, by written or telephonic request directed to the Corporate Secretary, Advaxis, Inc., 9 Deer Park Drive, Suite K-1, Monmouth Junction.

               , 2022

BY ORDER OF THE BOARD OF DIRECTORS
OF ADVAXIS, INC.

/s/ Kenneth A. Berlin
Kenneth A. Berlin
President and Chief Executive Officer

22

Annex A

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ADVAXIS, INC.

23

Certificate of Amendment

of

Amended and Restated Certificate of Incorporation

of

Advaxis, Inc.

Advaxis, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The name of the Corporation is Advaxis, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article First thereof and by substituting in lieu of said Article the following new Article:

First: The name of the corporation is Ayala Pharmaceuticals, Inc. (the “Corporation”).

2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding at the end of Article Fourth the following new paragraph:

“Effective immediately upon the filing of this Certificate of Amendment with the Secretary of the State of Delaware (the “Effective Time”), each __________ shares of the Corporation’s Common Stock, par value $0.001 per share (“Common Stock”), then issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time (the “Old Common Stock”) shall automatically be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional interests as described below (the “Reclassification”). Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. Stockholders of record who otherwise would be entitled to receive fractional shares in connection with such combination will instead be entitled to receive, in lieu of such fractional shares, an amount in cash equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of our Common Stock on the OTCQX on the date on which the Effective Time occurs. Each stock certificate or book-entry position that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock after the Effective Time into which the shares of Old Common Stock have been reclassified pursuant to this paragraph, until the same shall be surrendered to the Corporation. The Reclassification shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Old Common Stock of the Corporation and all references to the Old Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Old Common Stock shall be deemed to be references to the Common Stock or options or rights to purchase or acquire shares of Common Stock, as the case may be.”

3. The foregoing amendment has been duly adopted by the board of directors of the Corporation and the holders of a majority in voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon at the special meeting of stockholders of the Corporation held on                , 2023 pursuant to Sections 141 and 242 of the DGCL.

4. This Certificate of Amendment shall be effective on _____________, 2023 at [●] Eastern Time.

IN WITNESS WHEREOF, Advaxis, Inc. has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer on this day of _____________, 2023.

Kenneth A. Berlin
President and Chief Executive Officer

24

Annex B

AMENDMENT TO THE

ADVAXIS, INC.

2015 INCENTIVE PLAN

25

AMENDMENT TO THE

ADVAXIS, INC.

2015 INCENTIVE PLAN

This AMENDMENT to the ADVAXIS, INC. 2015 INCENTIVE PLAN (“Amendment”) is made as of            , 2022.

1. Amendment to Section 5.1. Section 5.1 of the 2015 Incentive Plan (the “Plan”) of Advaxis, Inc. (the “Corporation”), effective March 30, 2015, is hereby amended and restated in its entirety to read as follows:

“5.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,579,165, plus a number of additional Shares (not to exceed 650,000) underlying awards outstanding as of the Effective Date under the Prior Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. In addition, on January 1, 2018, and on every January 1st thereafter for ten years, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be increased by the lesser of: (i) 5% of the total number of Shares of Stock outstanding on December 31 of the preceding calendar year, (ii) 2,500,000, or (iii) a lesser number determined by the Board. Notwithstanding the foregoing, upon the effective date of this Amendment, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be increased by 1,500,000.

The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,500,000. From and after the Effective Date, no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.”

2. Amendment to Section 5.4. Section 5.4 of the Plan is hereby amended and restated in its entirety to read as follows:

“5.4 LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a) Options. The maximum number of Options granted under the Plan in any calendar year to any one Participant shall be with respect to 300,000 Shares.

(b) SARs. The maximum number of Stock Appreciation Rights granted under the Plan in any calendar year to any one Participant shall be with respect to 300,000 Shares.

(c) Performance Awards. With respect to any calendar year (i) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Shares shall be $1,000,000, and (ii) the maximum number of Shares that may be paid to any one Participant for Performance Awards payable in Stock shall be 300,000 Shares. For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or other property or number of Shares deemed paid with respect to any calendar year is the total amount payable or Shares earned for the performance period divided by the number of calendar years in the performance period.

(d) Awards to Non-Employee Directors. The maximum aggregate number of Shares associated with any Award granted under the Plan in any calendar year to any one Non-Employee Director shall be 60,000 Shares.

3. Effectiveness of Amendment. This Amendment shall be effective upon the approval of the holders of at least a majority of the shares of common stock of the Corporation present via the live webcast or represented by proxy at the special meeting of shareholders and entitled to be cast at such meeting, in accordance with the terms and conditions of the Plan, the Corporation’s amended and restated certificate of incorporation, amended and restated bylaws and applicable Delaware law.

4. Effectiveness of Plan. Except as set forth in this Amendment, all of the terms and conditions of the Plan shall remain unchanged and in full force and effect.

5. Execution. The Board of Directors of the Corporation has caused its authorized officer to execute this Amendment and to record the same in the books and records of the Corporation.

ADVAXIS, INC., a Delaware corporation

By:
Name:
Title:

26